Exhibit 99.6

[Logo of NTL Incorporated]


FOR IMMEDIATE RELEASE


          NTL ANNOUNCES 5-FOR-4 STOCK SPLIT BY WAY OF A STOCK DIVIDEND


New York, New York (January 20, 2000) - NTL Incorporated (NASDAQ:  NTLI; EASDAQ:
NTLI.ED) announced today that its Board of Directors has declared a 5-for-4 stock split by way of a stock dividend with respect to its common stock. The record date for this dividend is January 31, 2000 and the payment date is February 3, 2000. Shareholders should consult their brokers regarding sales from the record date to the payment date. Fractional shares will be rounded to the nearest whole share.

NTL  currently  has  approximately  106.2  million  common  shares  outstanding.
Following  the  split,   the  number  of  common  shares   outstanding  will  be
approximately 132.8 million.

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For further information contact: For further information contact: John F. Gregg,
Chief Financial Officer or Richard J. Lubasch, Executive Vice President-General Counsel; or e-mail: investor-relations@ntli.com.